UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2026

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 29, 2026, Aquestive Therapeutics, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has elected Richard J. Daly as a director of the Company, effective October 14, 2026.
Mr. Daly will serve as a Class I director with a term expiring at the Company’s 2028 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Company announced Mr. Daly’s election in a press release dated September 29, 2026. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Mr. Daly was recommended to the Board for election by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) after the Nominating Committee considered all candidates, including their backgrounds, relevant experience and professional and personal reputations. The Nominating Committee conducted a formal search for director candidates with the assistance of an independent global executive search firm and considered recommendations from members of the Board and management of the Company.
The Board has affirmatively determined that Mr. Daly has no material relationship with the Company that would affect his independence and that he qualifies as an “independent director” under the applicable listing rules of The Nasdaq Stock Market LLC.
Mr. Daly will participate in the Company’s non-employee director compensation program, a description of which is set forth in the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 24, 2026, under the caption “Non-Employee Director Compensation,” and is incorporated herein by reference.
In accordance with the Company’s non-employee director compensation program and Equity Grant Policy, Mr. Daly will be granted an initial award of 57,000 stock options to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Company’s 2018 Equity Incentive Plan, as amended. The stock options will be granted effective as of the second full trading day following the Company’s next public release of quarterly or annual earnings (the “Grant Date”), will have an exercise price equal to the closing market price of the Common Stock on The Nasdaq Global Market on the Grant Date, will vest in annual one-third increments commencing on the first anniversary of the Grant Date and will otherwise have the terms set forth in the stock option agreement between the Company and Mr. Daly evidencing the award.
The selection of Mr. Daly to serve as a member of the Board was not made pursuant to any arrangements or understandings between Mr. Daly and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Daly and any director or executive officer of the Company, and Mr. Daly has no direct or indirect material interest in any transaction or currently proposed transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.
In connection with Mr. Daly’s election, the Board approved an increase in the number of directorships of the Board from seven to eight, effective October 14, 2026. Following Mr. Daly’s election, the Board will consist of eight directors, seven of whom are independent directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Aquestive Therapeutics, Inc. Press Release, dated September 29, 2026
104	Cover Page Interaction Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2026	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr
Name: A. Ernest Toth, Jr.
Title: Chief Financial Officer